Teads Names Michael Coyle as Chief Financial Officer
Coyle brings extensive global finance and transformation experience to Teads; succeeds Jason Kiviat after a highly impactful 13-year tenure.
NEW YORK, NY – November 5, 2026 – Teads Holding Co. (Nasdaq: TEAD), the omnichannel outcomes platform (the “Company” or “Teads”), today announced the appointment of Michael Coyle as Chief Financial Officer, effective November 11, 2026. Coyle succeeds Jason Kiviat, who is stepping down from the CFO role after 13 years of dedicated leadership at the Company. To ensure a seamless handover, Kiviat will remain with Teads in a transitional and advisory capacity through the coming months.
Coyle brings a wealth of global finance and transformation experience to Teads, alongside a proven track record of optimizing capital structures and driving operational excellence at major international organizations. His appointment aligns directly with Teads’ strategic focus on accelerating agility, driving operational efficiencies, achieving a sustainable capital structure and prioritizing high-impact growth initiatives.
Prior to joining Teads, Coyle served as Managing Director at The Depository Trust & Clearing Corporation (DTCC), where he held senior leadership roles spanning corporate FP&A, divisional CFO responsibilities, and enterprise transformation. Previously, he held senior leadership positions at Merck & Co. in the United States and Switzerland, leading global finance operations, post-merger integration, and large-scale business transformation programs.
"On behalf of our board and leadership team, I want to express our gratitude to Jason for his phenomenal contributions over the past 13 years," said David Kostman, CEO of Teads. "Jason has been an invaluable partner and a key pillar of our organization. Michael is uniquely equipped for our next chapter and brings a proven track record of executing complex global business transformations, instilling operational rigor and fostering a culture of accountability. We are thrilled to welcome him to the team."
"Teads has built a differentiated platform and an exceptional team," said Michael Coyle. "I am stepping into this role because I believe in the company’s strategic plan and its ability to capture the opportunities ahead. I look forward to partnering with David, the leadership team and the exceptional finance team Jason has built to streamline our focus and drive the operational efficiencies necessary to deliver sustainable, long-term value."
Kiviat will work closely with Coyle and the leadership team to transition his responsibilities, ensuring continuity for Teads’ employees, partners, and financial stakeholders.
"It has been a privilege to help build the Company over the last 13 years and work alongside such a talented group of people," said Jason Kiviat. "I am incredibly proud of what we have achieved together. As I transition to my next chapter, I am highly confident in Michael’s ability to lead the financial organization and I look forward to supporting him and the leadership team in ensuring a smooth and successful handover."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “guidance,” “outlook,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “foresee,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions.

We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including but not limited to: the risk that our newly appointed financial leadership may not successfully execute our strategic plans, drive operational efficiencies, or optimize our capital structure as anticipated; and the other important risks described in the section entitled “Risk Factors” and elsewhere in the Annual Report on Form 10-K filed for the year ended December 31, 2025, and our Quarterly Reports on Form 10-Q filed for the quarters ended March 31, 2026, and June 30, 2026, filed with the Securities and Exchange Commission (the “SEC”), which are available on our website at https://investors.teads.com/ and on the SEC’s website at www.sec.gov.

Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
About Teads
Teads (Nasdaq: TEAD) is a leading omnichannel advertising platform focused on driving outcomes for brand and performance advertisers across screens. With a focus on meaningful business outcomes for full funnel objectives, Teads drives value by leveraging predictive AI technology to connect quality media, beautiful brand creative, and context-driven addressability and measurement. Teads is directly partnered with more than 10,000 publishers and 20,000 advertisers globally. The Company is headquartered in New York, New York, with a global team of around 1,700 people in 30+ countries.
For more information, visit www.teads.com.
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